THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

CONVERTIBLE TERM NOTE

FOR VALUE RECEIVED, CHINA AOXING PHARMACEUTICAL CO., INC. a Florida corporation (the “Company”), hereby promises to pay to AMERICAN ORIENTAL BIOENGINEERING INC. (the “Holder”) or its assigns or successors in interest, the sum of Thirty Million Renminbi (RMB 30,000,000), together with any accrued and unpaid interest hereon (the “Loan Amount”), on May 26, 2009 (the “Maturity Date”) if not sooner indefeasibly paid in full.

The following terms shall apply to this Convertible Term Note (this “Note”):

ARTICLE I
INTEREST RATE AND AMORTIZATION

1.1

Interest Rate.  Subject to Sections 4.2 and 5.10, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to eight percent (8%).  Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable quarterly, in arrears, commencing on July1, 2008, on the first business day of each consecutive calendar quarter thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.

1.2

Principal Payments.  Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note shall be due and payable on the Maturity Date.

ARTICLE II
COMPANY’S CONVERSION RIGHTS

2.1

Payment of Loan Amount. Loan Amount is defined as the sum of Principal Amount plus accrued but unpaid interest and/or penalty where applicable.

(a)

Payment in Cash or Common Stock.  Any Loan Amount and fees due and payable under this Note, at the option of the Company, may be paid in cash or may be converted into shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”).  If, at the option of the Company, any portion of the Loan Amount and fees due and payable hereunder, is converted into shares of Common Stock, the number of such shares to be issued by the Company to the Holder on the respective payment date (in respect of such portion of the Loan Amount and/or fees due and payable converted into shares of Common

Stock), shall be the number determined by dividing (i) the portion of the Loan Amount and/or fees due and payable converted into shares of Common Stock, using the currency exchange rate at the conversion date based on the closing mid price between the bid and offer of the US Dollars in exchange of China’s currency Renminbi (“RMB”) as reported by Bank of China on the prior business day’s close, into (ii) the average closing bid price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five (5) trading days immediately preceding the date of this Note (the ‘Conversion Price”).  The Conversion Price is calculated hereby as follows starting with the closing bid on the first trading day prior to the date of this Note and for a total of five trading day closing price backwards, i.e. $1.25 + $1.50 + $1.21 + $1.20 + $1.60 / 5 = $1.35.  Any portion of the Loan Amount and fees due and payable due on the Maturity Date that have not been converted into shares of Common Stock, shall be paid in cash by the Company on the Maturity Date.

ARTICLE III
HOLDER’S CONVERSION RIGHTS

3.1

Optional Conversion.  Subject to the terms set forth in this Article III, the Holder shall have the right (a) with the consent of the Company or (b) in the event the Company is unable to pay in cash its obligations as they become due hereunder, to convert all or any portion of the Loan Amount and fees due and payable, into fully paid and non-assessable shares of Common Stock at the Conversion Price.  The shares of Common Stock to be issued upon conversion under Article II or this Article III are herein referred to as, the “Conversion Shares.”

3.2

Mechanics of Holder’s Conversion.  In the event that the Holder, pursuant to Section 3.1, elects to convert this Note, or any portion hereof, into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion in substantially the form of Exhibit B hereto (appropriate completed) (“Notice of Conversion”) to the Company and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees that are being converted.  On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Company within two (2) business days after the Conversion Date.  Each date on which a Notice of Conversion is delivered or telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”).  Pursuant to the terms of the Notice of Conversion, the Company will issue instructions to the transfer agent accompanied by an opinion of counsel within one (1) business day of the date of the delivery to the Company of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) business days after receipt by the Company of the Notice of Conversion (the “Delivery Date”).  In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Company of the Notice of Conversion.  The Holder shall be treated for all purposes as the record holder of the Conversion Shares, unless the Holder provides the Company written instructions to the contrary.

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3.3

Late Payments.  The Company understands that a delay in the delivery of the Conversion Shares pursuant to this Article III or Article II could result in economic loss to the Holder.  As compensation to the Holder for such loss, in addition to all other rights and remedies which the Holder may have under this Note, applicable law or otherwise, the Company shall pay late payments to the Holder for any late issuance of Conversion Shares upon conversion of this Note, in the amount equal to $500 per business day after the Delivery Date, if being delivered pursuant to this Article III or respective payment date, if being delivered pursuant to Article II.  The Company shall make any payments incurred under this Section in immediately available funds upon demand.

3.4

Conversion Mechanics.  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal and interest and fees to be converted, if any, by the Conversion Price.  .

3.5

Adjustment Provisions.  The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to this Note shall be subject to adjustment from time to time upon the occurrence of certain events during the period that this conversion right remains outstanding, as follows:

(a)

Reclassification.  If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock (i) immediately prior to or (ii) immediately after, such reclassification or other change at the sole election of the Holder.

(b)

Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock or any preferred stock issued by the Company in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

3.6

Reservation of Shares.  During the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Conversion Shares upon the full conversion of this Note.  The Company represents that upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non-assessable.  The Company agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for the Conversion Shares upon the conversion of this Note.

3.7

Issuance of New Note.  Upon any partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be

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issued by the Company to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.  Subject to the provisions of Article IV of this Note, the Company shall not pay any costs, fees or any other consideration to the Holder for the production and issuance of a new Note.

3.8

Rights of Shareholders.  No Holder shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable upon conversion of this Note for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon the recapitalization, issuance of shares, reclassification of shares, change of nominal value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, in each case, until the Delivery Date applicable to the respective Conversion Shares purchasable upon the conversion hereof shall have occurred as provided herein.

ARTICLE IV
EVENTS OF DEFAULT

4.1

Events of Default.  The occurrence of any of the following events set forth in this Section 4.1 shall constitute an event of default (“Event of Default”) hereunder:

(a)

Failure to Pay.  The Company fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, when due, and, in any such case, such failure shall continue for a period of three (3) days following the date upon which any such payment was due;

(b)

Breach of Covenant.  The Company breaches any covenant or any other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of fifteen (15) days after the occurrence thereof;

(c)

Breach of Representations and Warranties.  Any representation, warranty or statement made or furnished by the Company in this Note shall at any time be false or misleading in any material respect on the date as of which made or deemed made;

(d)

Default Under Other Agreements.  The occurrence of any default (or similar term) in the observance or performance of any other agreement or condition relating to any indebtedness or contingent obligation of the Company beyond the period of grace (if any), the effect of which default is to cause, or permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such indebtedness to become due prior to its stated maturity or such contingent obligation to become payable;

(e)

Material Adverse Effect.  Any change or the occurrence of any event which could reasonably be expected to have a material adverse effect on the Company’s business, operations or assets;

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(f)

Bankruptcy.  The Company shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, without challenge within ten (10) days of the filing thereof, or failure to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

(g)

Judgments.  Attachments or levies in excess of $50,000 in the aggregate are made upon the Company’s assets or a judgment is rendered against the Company’s property involving a liability of more than $50,000 which shall not have been vacated, discharged, stayed or bonded within thirty (30) days from the entry thereof;

(h)

Insolvency.  The Company shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

(i)

Change of Control.  A Change of Control (as defined below) shall occur with respect to the Company, unless Holder shall have expressly consented to such Change of Control in writing.  A “Change of Control” shall mean any event or circumstance as a result of which (i) any “Person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than the Holder, is or becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the then outstanding voting equity interest of the Company [(other than a “Person” or “group” that beneficially owns 35% or more of such outstanding voting equity interests of the Company on the date hereof)], (ii) the Board of Directors of the Company shall cease to consist of a majority of the Company’s board of directors on the date hereof (or directors appointed by a majority of the board of directors in effect immediately prior to such appointment) or (iii) the Company merges or consolidates with, or sells all or substantially all of its assets to, any other person or entity;

(i)

Indictment; Proceedings.  The indictment or threatened indictment of the Company or any executive officer of the Company under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against the Company or any executive officer of the Company pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of the Company;

(j)

Stop Trade.  An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Company shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice; or

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(k)

Failure to Deliver Common Stock or Replacement Note.  The Company’s failure to deliver Common Stock to the Holder pursuant to and in the form required by this Note and, if such failure to deliver Common Stock shall not be cured within two (2) business days or the Company is required to issue a replacement Note to the Holder and the Company shall fail to deliver such replacement Note within seven (7) business days.

4.2

Default Interest.  Following the occurrence and during the continuance of an Event of Default, the Company shall pay additional interest on the outstanding Principal Amount of this Note in an amount equal to two percent (2%) per month, and all outstanding obligations under this Note, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

4.3

Default Payment.  Following the occurrence and during the continuance of an Event of Default, the Holder may demand repayment in full of all obligations and liabilities owing by the Company to the Holder under this Note, and/or may elect to require the Company to make a Default Payment (“Default Payment”).  The Default Payment shall be [one hundred thirty percent (130%)] of the outstanding principal amount of this Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder.  The Default Payment shall be due and payable immediately on the date that the Agent has demanded payment of the Default Payment pursuant to this Section 4.3.

ARTICLE V
MISCELLANEOUS

5.1

Conversion Privileges.  The conversion privileges set forth in Article III shall remain in full force and effect immediately from the date hereof until the date this Note is indefeasibly paid in full and irrevocably terminated.

5.2

Cumulative Remedies.  The remedies under this Note shall be cumulative.

5.3

Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.4

Notices.  Any notice herein required or permitted to be given shall be given in writing in accordance with the terms of the Security Agreement.

5.5

Amendment Provision.  The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

5.6

Assignability.  This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns,

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and may be assigned by the Holder.  The Company may not assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

5.7

Cost of Collection.  In case of the occurrence of an Event of Default under this Note, the Company shall pay the Holder the Holder’s reasonable costs of collection, including reasonable attorneys’ fees.

5.8

Governing Law, Jurisdiction and Waiver of Jury Trial.

(a)

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b)

THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE AND/OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE HOLDER AND/OR ANY OTHER CREDITOR PARTY, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE ; PROVIDED, THAT THE COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER AND/OR ANY OTHER CREDITOR PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER AND/OR ANY OTHER CREDITOR PARTY.  THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN EXHIBIT A HERETO AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c)

THE COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND/OR OF ARBITRATION, THE COMPANY WAIVES ALL RIGHTS TO TRIAL BY

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JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER AND/OR ANY OTHER CREDITOR PARTY, ON THE ONE HAND, AND/OR ANY COMPANY, ON THE OTHER HAND, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO.

5.9

Severability.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

5.10

Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

5.11

Construction; Counterparts.  Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.  This Note may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.  Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

5.12

Judgment Currency.  If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Holder could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two (2) business days preceding that on which judgment is given. Each Company agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the business day following the date the Holder receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Holder may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, the Company agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Holder against such loss.  The term “rate of exchange” in this Section 5.12 means the spot rate at which the Holder, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second

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Currency, and includes any premium and costs of exchange payable in connection with such purchase.

5.13

.Use of Proceeds.  The Companies shall use the proceeds of the loans made under this Note solely (a) to repay the Company’s borrowings from banks and (b) for working capital purposes.

5.14

Taxes.  The Company shall pay principal, interest and all other amounts payable hereunder, without any deduction whatsoever, including any deduction for any set-off or counterclaim or deduction or withholding for any taxes, levies, imposts, deductions, charges or withholdings of whatever kind or nature.

The Company agrees to indemnify and hold harmless the Holder for the full amount of taxes (including any taxes imposed or assessed by any jurisdiction on amounts payable under the Note and any withholdings or remittances required by law to be made by the Holder on any payments made by the Company thereunder, but excluding other taxes that are imposed on or measured solely by net income or profits) paid by the Holder as a result of the transactions contemplated by this Note and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such taxes were correctly or legally asserted. Payment under this indemnification shall be made within five (5) business days after the date the Holder makes written demand therefor to the Company.

If the Company shall be required by law to deduct or withhold any taxes from or in respect of any sum payable hereunder to the Holder, then:

(a)

the sum payable to the Holder shall be increased as necessary so that after making all required deductions and withholdings, the Holder receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(b)

the Company shall make such deductions and withholdings;

(c)

the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law;

(d)

without duplication of amounts paid under clause (a) above, the Company shall also pay to the Holder for the account of the Holder, at the time interest is paid, all additional amounts which the Holder specifies as necessary to preserve the after-tax yield the Holder would have received if such taxes had not been imposed; and

(e)

without duplication of amounts paid under clauses (a) and (d), the applicable Company shall indemnify and save harmless the Holder from and in respect of any taxes required by them to be paid, deducted or withheld and remitted.

The Company shall file when due all tax returns and other reports which it is required to file, pay or provide for the payment, on or prior to the time when due or delinquent, of all taxes, fees, assessments, and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax remittances and deposits,

9

and establish adequate reserves for the payment of all such items, and shall provide to the Holder, upon request, satisfactory evidence of its timely compliance with the foregoing.

Notwithstanding anything contained herein to the contrary, the provisions of this Section 5.14 shall survive the expiration or termination of this Note.

[Balance of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, each Company has caused this Convertible Term Note to be signed in its name effective as of this 26th day of May, 2008.

CHINA AOXING PHARMACEUTICAL CO., INC.

By:

 /s/ Zhenjiang Yue
Name: Zhenjiang Yue
Title:   CEO

SIGNATURE PAGE TO CONVERTIBLETERM NOTE

EXHIBIT A

ADDRESS OF THE COMPANY FOR NOTICES

EXHIBIT B

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the Convertible Term Note into Common Stock)

[Name and Address of Company]

The undersigned hereby converts $_________ of the [principal due on the maturity Date][accrued and unpaid interest [specify applicable quarterly interest payment date] under the Convertible Term Note dated as of _________, 2008 (the “Note”) issued by China Aoxing Pharmaceutical Co., Inc. (the “Company”) by delivery of shares of Common Stock of the Company (“Shares”) on and subject to the conditions set forth in the Note.

1.

Date of Conversion

2.

Shares To Be Delivered:

AMERICAN ORIENTAL BIOENGINEERING INC.

By:

__________________________
Name:
Title: